Exhibit 10.1

Summary of Bonus Payments to Certain Executive Officers

For the six-month period ended March 31, 2006, the Board of Directors of D.R. Horton, Inc. (the “Company”), on recommendation of the Compensation Committee, approved semi-annual discretionary bonuses to the executive officers listed below consistent with past practices. None of the executive officers set forth below are expected to be “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) of the Company at the end of the Company’s 2006 fiscal year ending on September 30, 2006. There have been no changes to the bonus plans of the named executive officers as previously approved by the Compensation Committee and as previously filed with the Securities and Exchange Commission.

		Discretionary Bonus
		for the six-month
		period ended
Name	Office	March 31, 2006
Samuel R. Fuller	Senior Executive Vice President	$150,000
Bill W. Wheat	Executive Vice President & CFO	$175,000
	and Director
Stacey H. Dwyer	Executive Vice President &	$175,000
	Treasurer